EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of FTI Consulting, Inc. our reports (a) dated July 24, 1998 with respect to the combined financial statements of Kahn Consulting, Inc. as of and for the years ended December 31, 1996 and 1997, and (b) dated July 31, 1998 with respect to the financial statements of S.E.A. Inc. as of and for the years ended December 31, 1996 and 1997, each included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

REGISTRATION STATEMENT ON FORM S-8

                                                 REGISTRATION
                     NAME                           NUMBER         DATE FILED
---------------------------------------------   -------------   ----------------
1992 Stock Option Plan (As Amended) .........     33-19251      January 3, 1997
1997 Stock Option Plan ......................     33-30357      June 30, 1997
Employee Stock Purchase Plan ................     33-30173      June 27, 1997

Baltimore, Maryland
December 1, 1998